UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): November 13, 2006



                         American Telecom Services, Inc.
             (Exact name of Registrant as specified in its charter)


        Delaware                       1-32736                   77-0602480
(State of incorporation)        (Commission File No.)           (IRS Employer
                                                             Identification No.)

                                 2466 Peck Road
                       City of Industry, California 90601
                    (Address of principal executive offices)


                  Registrant's telephone number: (562) 908-1287


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 5.02.     Departure  of  Directors   or  Certain   Officers;   Election  of
               Directors;   Appointment   of  Certain   Officers;   Compensatory
               Arrangements of Certain Officers.

     On November 13, 2006, we appointed Edward R. James as our Chief Financial Officer. He replaces Bruce Layman, who continues to serve as our Chief Operating Officer.

     Prior to joining us and from September 2001, Mr. James was employed by Carter's, Inc., an Atlanta-based branded marketer of baby and young children's apparel. His last position at Carter's was as Director of Finance, with responsibilities for its wholesale and mass distribution channels.

     Mr. James has entered into an employment agreement with us for a term through December 31, 2008 pursuant to which he will be paid an annualized base salary of $135,000. He will be entitled to the following bonuses based on our net sales (defined as our revenues collected during a period less allowances granted to retailers, markdowns, discounts, commissions, reserves for service outages, customer hold backs and expenses):

     - one percent of the amount by which our net sales during our fiscal year ending June 30, 2007 exceed $5,000,000;

     - one percent of the amount by which our net sales for our fiscal year ending June 30, 2008 exceed our net sales during our fiscal year ending June 30, 2007; and

     - one percent of the amount by which our net sales for our six-month fiscal period ending December 31, 2008 exceed our net sales during our six-month fiscal period ending June 30, 2008.

The bonus described above will be limited to an amount no greater than 75% of Mr. James' then current annual base salary or, in the case of the six-month period ending December 31, 2008, his base salary during such period.

     Mr. James will also be entitled to the following bonuses based on our net profits (defined as our net income, after taxes, as determined in accordance with generally accepted accounting principles (GAAP)):

     - one percent of our net profits for each of our fiscal years ending June 30, 2007 and June 30, 2008, respectively; and

     - one percent of our net profits for our six-month fiscal period ending December 31, 2008.

     Mr. James' employment agreement further provides that his aggregate bonuses from net sales and net profits for any bonus period will in no event exceed 112% of his base salary during such period.

     As called for in his employment agreement, we granted Mr. James 15,000 options under our 2005 stock option plan, initially exercisable at $3.25 per share, being the closing price of our

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common stock on November 13, 2006. These options expire on November 13, 2011. Of these 15,000 options, 7,500 will vest on the first anniversary of employment under his employment agreement and the remaining 7,500 will vest on the second anniversary of employment under such employment agreement. As also called for by
his  employment  agreement,   we  also  granted  Mr.  James  20,000  performance
accelerated restricted stock (PARS) on November 13, 2006. The PARS will vest, if at all, in partial increments based upon our achievement of specified net sales and net profits benchmarks.







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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 17, 2006


                                       AMERICAN TELECOM SERVICES, INC.



                                       By: /s/Lawrence Burstein
                                           -----------------------------------
                                           Name:  Lawrence Burstein
                                           Title: Chairman